Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus, Inc. and Subsidiary

Condensed Consolidated Financial Statements

Contents

Condensed consolidated balance sheets as of December 31, 2013 and as of June 30, 2014 (unaudited)	F-2

Condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2013 and 2014 (unaudited)	F-3

Condensed consolidated statements of cash flows for the six months ended June 30, 2013 and 2014 (unaudited)	F-4

Notes to condensed consolidated financial statements	F-5

Corindus, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2013	June 30, 2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,845	$6,935
Accounts receivable — net of allowance for doubtful accounts of $3 at December 31, 2013 and June 30, 2014	35	324
Due from related party	125	—
Inventories, net	2,464	1,819
Prepaid expenses and other current assets	494	558
Total current assets	12,963	9,636

Property and equipment, net	1,437	1,371
Deposits – long term	223	196
Notes receivable due from stockholders	145	145
Total assets	$14,768	$11,348

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$315	$1,344
Accrued expenses	1,261	1,559
Deferred revenue	—	143
Total current liabilities	1,576	3,046

Long-term liabilities:
Long-term debt, net of discount	—	4,687
Series D warrant liability	3,152	2,919
Total liabilities	4,728	10,652

Commitments and contingencies (Note 7)

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.01 par value; 3,046,600 shares authorized, 2,807,658 shares issued and outstanding at December 31,2013 and June 30, 2014 (unaudited) (liquidation preference of $83,356 at December 31, 2013 and June 30, 2014);	70,382	70,698

Stockholders’ deficit:
Common stock, $0.01 par value; 3,548,850 shares authorized;122,669 shares issued and outstanding at December 31, 2013 and June 30, 2014	1	1
Additional paid-in-capital	—	—
Accumulated deficit	(60,343)	(70,003)
Total stockholders’ deficit	(60,342)	(70,002)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$14,768	$11,348

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-2

Corindus, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)

Revenue	$52	$1,077	$482	$1,807
Cost of revenue	251	1,058	1,336	2,441
Gross profit (loss)	(199)	19	(854)	(634)

Operating expenses:
Research and development	917	1,458	1,690	3,504
General and administrative	639	1,082	1,221	1,952
Sales and marketing	1,290	1,766	2,303	3,706
Restructuring charges	—	82	—	175
Total operating expenses	2,846	4,388	5,214	9,337

Operating loss	(3,045)	(4,369)	(6,068)	(9,971)

Other income (expenses):
Warrant revaluation	(99)	(1,302)	(170)	463
Interest and other income (expense)	8	(39)	16	(36)
Total other income (expenses), net	(91)	(1,341)	(154)	427

Net loss	(3,136)	(5,710)	(6,222)	(9,544)
Accretion of preferred stock	(146)	(160)	(289)	(316)
Net loss attributable to common stockholders	$(3,282)	$(5,870)	$(6,511)	$(9,860)

Net loss per share attributable to common stockholders—basic and diluted	$(26.76)	$(47.85)	$(53.08)	$(80.38)
Weighted-average common shares used in computing net loss per share attributable to common stockholders—basic and diluted	122,667	122,669	122,667	122,669

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-3

Corindus, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2013	2014
	(unaudited)
Operating activities
Net loss	$(6,222)	$(9,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	264	353
Stock-based compensation expense	171	200
Warrant revaluation	170	(463)

Changes in operating assets and liabilities:
Accounts receivable	(18)	(289)
Due from related party	255	125
Prepaid expenses and other current assets	252	(64)
Inventory	(1,333)	393
Deposits	—	27
Accounts payable	130	1,029
Accrued expenses	(32)	298
Deferred revenue	(65)	143
Net cash used in operating activities	(6,428)	(7,792)

Investing activities
Purchases of property and equipment	(349)	(35)
Net cash used in investing activities	(349)	(35)
Financing activities
Proceeds from issuance of long-term debt and warrants, net of deferred financing costs and discounts	—	4,917
Proceeds from the issuance of Series E Convertible Preferred stock, net of issuance costs	(10)	—
Net cash provided by (used in) financing activities	(10)	4,917
Net decrease in cash and cash equivalents	(6,787)	(2,910)
Cash and cash equivalents at beginning of period	25,536	9,845
Cash and cash equivalents at end of period	$18,749	$6,935
Non-cash Investing and Financing Activities:
Transfers from inventory to fixed assets for placement of Corindus equipment in the field	$242	$252
Accretion of Series D Redeemable Convertible Preferred Stock	$289	$316

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-4

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

1. Nature of Operations

Corindus, Inc. is a Delaware corporation with its corporate headquarters and research and development facility in Waltham, Massachusetts. Corindus, Inc. has a wholly owned subsidiary, Corindus Security Corporation, a Delaware corporation. Corindus, Inc. and its subsidiary, Corindus Security Corporation, will be referred to collectively herein as "Corindus." Corindus is engaged in the marketing, sales and development of robotic-assisted catheterization systems.

Since its inception on March 21, 2002, Corindus has devoted its efforts principally to research and development, business development activities, and raising capital. In July 2012, Corindus received clearance from the United States Food and Drug Administration to market its CorPath 200 System in the United States and shipped its first commercial product under this clearance in September 2012. During 2012, Corindus began to generate revenues related to its primary business purposes and emerged from the development stage. In 2013, Corindus moved into the growth stage, investing in sales and marketing in order to build the customer base. Corindus' future capital requirements will depend upon many factors, including progress with developing, manufacturing and marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, its ability to establish collaborative arrangements, marketing activities and competing technological and market developments, including regulatory changes affecting medical procedure reimbursement, and overall economic conditions in Corindus' target markets.

Recent Significant Transaction

On August 12, 2014, Corindus consummated a reverse acquisition (the "Acquisition") pursuant to the Securities Exchange and Acquisition Agreement (the "Acquisition Agreement") that it entered into with Your Internet Defender Inc. ("YIDI"). Prior to the Acquisition, all outstanding shares of convertible redeemable preferred stock of Corindus, $0.01 par value per share, were converted into 2,811,499 shares of common stock of Corindus, $0.01 par value per share. Pursuant to the terms of the Acquisition Agreement, (i) all outstanding shares of common stock of Corindus, $0.01 par value per share, were exchanged for shares of YIDI common stock, $0.0001 par value per share, and (ii) all outstanding options and warrants to purchase Corindus shares were exchanged for or replaced with options and warrants to acquire shares of common stock of YIDI.

At the closing of the Acquisition, YIDI transferred its former operations to a former officer, director and shareholder of YIDI, in exchange for the satisfaction of a promissory note issued to the former officer, director and shareholder in the principal amount of approximately $249 and the assumption of liabilities related to the former operations. Immediately after the transfer of the former operations, the business of Corindus became the sole focus of the combined company and the combined company's name was changed to Corindus Vascular Robotics, Inc. (the "Company").

Immediately after the closing of the Acquisition, the Company and a private investor unaffiliated with the Company closed a Stock Purchase Agreement pursuant to which the private investor purchased one million shares of the combined company's common stock at a purchase price of $2.00 per share (the "Equity Infusion Shares") for gross proceeds of $2.0 million.

F-5

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

1. Nature of Operations (Continued)

Upon completion of the Acquisition and the issuance of the Equity Infusion Shares, the number of shares of the combined company common stock issued and outstanding shares was 109,281,468, of which the Corindus shareholders own 80%. Since former Corindus shareholders owned, immediately following the Acquisition, 80% of the combined company on a fully diluted basis, and all members of the combined company’s executive management and Board of Directors were from Corindus, Corindus was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States ("GAAP").

The accompanying condensed consolidated historical financial statements do not include any adjustments to reflect the Acquisition, including the spin-off of YIDI's former operations and the Equity Infusion Shares.

Recent Financing

On September 12, 2014, the Company entered into a Securities Purchase Agreement with multiple investors relating to the issuance and sale of the Company's Common Stock in a private placement, which closed on September 16, 2014. The Company sold 10,666,570 shares of common stock at $2.50 per share, for an aggregate purchase price of approximately $26,700 with net proceeds to the Company of approximately $25,600. As a result of the transaction, the Company has the additional $5,000 of borrowings available to it under its Loan and Security Agreement discussed in Note 4.

Liquidity

Corindus had previously funded its operations primarily through the issuance of preferred stock and debt. As of June 30, 2014, Corindus had an accumulated deficit of $70,003. Management believes that its cash resources of $6,935 at June 30, 2014, the $2,000 received by the Company in August 2014 for the Equity Infusion Shares and the completion by the Company of a private placement financing of $25,600 of net proceeds (after payment of placement agent fees) which occurred on September 16, 2014, and the ability to draw down on an additional $5,000 under the Corindus debt facility described in Note 4 as a result of the private placement, will be sufficient to meet the Company’s cash requirements through October 2015.

As the Company continues to incur losses, transition to profitability is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. The Company may never achieve profitability, and unless and until doing so, intends to fund future operations through additional debt or equity offerings. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, if at all.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Corindus and its wholly owned subsidiary, Corindus Security Corporation, which was created on December 21, 2012 to hold and invest Corindus' Series E investment proceeds. All intercompany transactions and balances have been eliminated in consolidation. The functional currency of the wholly-owned subsidiary is the U.S. dollar and, therefore, Corindus has not recorded any currency translation adjustments.

F-6

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies

Use of Estimates

The process of preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements. Such management estimates include those relating to revenue recognition, inventory write-downs to reflect net realizable value, assumptions used in the valuation of stock-based awards and warrants, and valuation allowances against deferred tax assets. Actual results could differ from those estimates.

Unaudited Interim Financial Information

The accompanying condensed consolidated balance sheets as of June 30, 2014, the condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2013 and 2014 and condensed consolidated cash flows for the six months ended June 30, 2013 and 2014 are unaudited. The interim unaudited condensed consolidated financial statements have been prepared on the same basis as the annual audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of Corindus' financial position as of June 30, 2014 and the results of its operations for the three and six months ended June 30, 2013 and 2014 and its cash flows for the six months ended June 30, 2013 and 2014. The financial data and other information disclosed in these notes related to the three and six months ended June 30, 2013 and 2014 are also unaudited. The results for the three and six months ended June 30, 2014 are not necessarily indicative of results to be expected for the year ending December 31, 2014, any other interim periods, or any future year or period.

Financial Instruments

The financial instruments of Corindus, consisting of cash equivalents, deposits, and notes receivable, are carried at cost, which approximates fair value due to the short-term nature of these instruments.

The financial instruments of Corindus also include warrants for the purchase of Series D redeemable convertible preferred stock. The disclosure of the estimated fair value of the warrants was determined using Level 3 inputs in the fair value hierarchy (Note 6).

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level hierarchy is used to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

F-7

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Financial Instruments (continued)

Level 2 – Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 – Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

Cash Equivalents

Corindus considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. From time to time, Corindus' cash balances may exceed federal deposit insurance limits.

Product Warranty and Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on Corindus' assessment of the collectability of its customer accounts. Corindus regularly reviews the allowance by considering factors such as industry benchmarks, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Customers are permitted to return defective products under Corindus’ standard product warranty program. For CorPath 200 Systems, Corindus' standard one-year warranty provides for the repair of any product that malfunctions. Return and replacement can only occur if a material breach of the warranty remains uncured for 30 days.

Inventories

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. Corindus first capitalized inventory in 2011 based on regulatory approval that had been obtained in Europe and, in 2012, Corindus received 510k clearance to market and sell its product in the U.S. Given the early stage of commercialization of Corindus' CorPath 200 System, Corindus routinely monitors the recoverability of its inventory and records lower of cost or market reserves, or reserves for excess and obsolete inventory, as required. Scrap and excess manufacturing costs are charged to cost of sales as incurred and not capitalized as part of inventory.

Property and Equipment

Depreciation on the demo is charged to sales and marketing and the deprecation on the field equipment is charged to cost of revenue. Depreciation is computed under the straight-line method over the estimated useful lives of the respective assets.

F-8

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Property and Equipment (continued)

Depreciation is provided over the following assets lives:

Machinery and equipment	5 years
Computer equipment	3 years
Office furniture and equipment	5 years
Leasehold improvements	Life of lease
Vendor tooling	3 years
Software	4 years
Demo equipment	3 years
Field equipment	3 years

Impairment of Long-Lived Assets

Corindus' long-lived assets principally consist of property and equipment. Corindus continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than an asset’s carrying value. Accordingly, when indicators of impairment are present, Corindus evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Corindus' policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No such impairment charges have been recognized.

Corindus' long-lived assets principally consist of property and equipment. Corindus continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than an asset’s carrying value. Accordingly, when indicators of impairment are present, Corindus evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Corindus' policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No such impairment charges have been recognized.

Revenue Recognition

Revenue related to the sale of Corindus' products is recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured and risk of loss transfers, usually when products are shipped and/or installed and accepted. Products are sold to customers with no rights of return. Corindus recognizes revenue on multiple-element arrangements in accordance with Accounting Standards Update (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements, based on the estimated selling price of each element. In accordance with ASU 2009-13, Corindus uses vendor-specific objective evidence (VSOE), if available, to determine the selling price of each element. If VSOE is not available, Corindus uses third-party evidence (TPE) to determine the selling price. If TPE is not available, Corindus uses its best estimate to develop the estimated selling price.

F-9

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Revenue Recognition (continued)

On January 21, 2011, Corindus entered into a distributor agreement with Philips Medical Systems Nederland, B.V. (Philips) appointing Philips to be the sole worldwide distributor for the promotion and sale of the CorPath 200 System. Under the agreement, Philips sold the equipment directly to the end user and Corindus was responsible for installation and initial training. At December 31, 2013, Philips owed Corindus $125 for systems shipped under the distribution agreement. At June 30, 2014, there were no amounts outstanding from Philips. This agreement expired August 7, 2014.

The CorPath 200 System is a capital medical device used by hospitals and surgical centers to perform heart catheterizations. In each arrangement, Corindus is responsible for installation and initial user training. Corindus considers all the elements of the sale of the system, including installation and initial user training, to be a single unit of accounting in accordance with ASC 605, Revenue Recognition. Installation and initial training are considered essential to the functionality of Corindus’ systems. Therefore, revenue is recognized for the entire arrangement (system, installation and initial training) upon acceptance by the end-user customer.

Corindus generally sells cassettes and accessories directly to end users. The revenue from the sale of these products is recorded generally when the items are shipped. Cassettes are also sold under a CorPath Utilization Program (CUP). The CUP program is a multi-year arrangement that involves the installation of a CorPath System at a customer’s site free of charge and the customer agrees to purchase a minimum number of cassettes each month at a premium over the regular price. Corindus records revenue under the program on the sale and shipment of each cassette, the system is capitalized as a fixed asset and depreciated straight line through cost of revenue over the length of the CUP program contract, which is typically 36 months.

Corindus also uses a One-Stent program to demonstrate its confidence in the CorPath System’s ability to help accurately measure anatomy and precisely place only one stent per lesion. Corindus provides eligible customers registered under the program a $1 credit against future cassette purchases for a qualifying CorPath PCI procedure which uses more than one stent per lesion. The estimated cost of honoring the potential obligation under the stent program is accrued as additional cost of revenue at the time of shipment.

Corindus sells basic and premium service plans to extend our initial warranty period and provide component upgrades in the event of technological or physical obsolescence. Revenue is allocated based on our best estimate of the selling price of each service. Extended warranty revenue is recognized on a straight-line basis over the life of the service contract and upgrade revenue is recognized in proportion to the costs incurred with the delivery of the upgrade. Revenues from services administered by us that are not covered by a service contract are recognized as the services are provided. In certain instances, we may sell products together with service contracts.

Corindus records shipping and handling costs charged to customers as a selling expense in the period incurred, and any payments from customers for shipping costs are accounted for as a reduction to selling expense.

F-10

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Research and Development

Costs for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors and materials.

Income Taxes

Corindus accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Corindus provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.

Corindus has not recorded the benefit of any operating losses due to the uncertainty of future taxable income.

Corindus recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. Corindus does not have any uncertain tax positions.

Stock-Based Compensation

Corindus recognizes compensation costs resulting from the issuance of stock-based awards to employees as an expense in the consolidated statement of operations over the requisite service period based on a measurement of fair value for each stock-based award. Corindus recognizes compensation costs resulting from the issuance of stock-based awards to non-employees as an expense in the consolidated statement of operations over the service period based on a measurement of fair value for each stock-based award. The fair value of the common stock has been determined by the Board of Directors after considering a broad range of factors, including the results obtained from an independent third-party valuation, the illiquid nature of an investment in the common stock of Corindus, Corindus' historical financial performance and financial position, Corindus' future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock in private transactions negotiated at arm's length.

Corindus granted options to purchase common stock under the 2006 Umbrella Option Plan (the 2006 Plan) and the 2008 Stock Incentive Plan (the 2008 Plan). Corindus granted options to purchase 45,000 shares at $18.77 per share and 35,080 at $18.77 per share during the six months ended June 30, 2013 and June 30, 2014, respectively.

F-11

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Stock-Based Compensation (continued)

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes option pricing model:

	Six Months Ended June 30,
	2013	2014
	(unaudited)

Risk-free interest rate	0.72% to 1.13%	1.94%
Expected term in years	6.25	6.25
Expected volatility	80%	50%
Expected dividend yield	0%	0%

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2013 and 2014 was $5.68 and $3.36, respectively.

Due to a lack of marketability of Corindus' common stock, Corindus utilized comparable public companies' volatility rates as a proxy of its expected volatility for purposes of the Black-Scholes option pricing model. Stock-based compensation expense is recorded net of estimated forfeitures and is trued up periodically for actual forfeitures. Corindus uses historical data to estimate forfeiture rates. For the six months ended June 30, 2013 and 2014, the forfeitures were estimated to be 4.9% and 6%, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)

Research and development	$15	$23	$31	$38
General and administrative	43	57	90	102
Sales and marketing	24	36	50	60
	$82	$116	$171	$200

F-12

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Warrants to Purchase Redeemable Convertible Preferred Stock

Corindus reviews the term of warrants issued in connection with the applicable accounting guidance and classifies warrants as a long-term liability on the consolidated balance sheets if the warrant may conditionally obligate Corindus to transfer assets, including repurchase of Corindus' shares, at some point in the future.  Warrants to purchase shares of redeemable convertible preferred stock meet these criteria and therefore require liability-classification.  Corindus classifies warrants within stockholders’ deficit on the consolidated balance sheets if the warrants are considered to be indexed to Corindus' own stock, and otherwise would be recorded in stockholders’ deficit.

Liability-classified warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense) in the consolidated statements of operations. Corindus estimates the fair value of these warrants at issuance and each balance sheet date thereafter using the Black-Scholes option-pricing model as described in the stock-based compensation section above, based on the estimated market value of the underlying redeemable convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, expected dividends and expected volatility of the price of the underlying redeemable convertible preferred stock. The fair value of the redeemable convertible preferred stock has been determined by the Board of Directors after considering a broad range of factors, including the results obtained from an independent third-party valuation, the illiquid nature of an investment in Corindus' redeemable convertible preferred stock, Corindus' historical financial performance and financial position, Corindus' future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock in private transactions negotiated at arm’s length.

Concentrations of Credit Risk and Significant Customers

Corindus has no significant off-balance sheet risk such as foreign exchange contracts, option contracts, or other hedging arrangements.

Corindus had five and three customers that accounted for 100% and 76% of revenue during the six months ended June 30, 2013 and 2014, respectively. Corindus had one customer that accounted for 74% of the accounts receivable balance at June 30, 2014.

Related-Party Transaction

On January 21, 2011, Corindus entered into a distributor agreement with Philips Medical Systems Nederland B.V. appointing Philips to be the sole distributor for the promotion and sale of the CorPath System. This agreement will remain in force for two years from the later of FDA approval of CorPath or the date on which Corindus notifies Philips that it has minimum inventory levels available for shipment. As required by the distributor agreement, Corindus notified Philips on August 7, 2012 of the commencement of the two-year agreement. At December 31, 2013 and June 30, 2014, Philips holds 445,009 shares of Corindus' Series D Preferred Stock, stock warrants to purchase an additional 189,112 shares of Series D Preferred Stock at a strike price of $26.50, and 251,246 shares of Series E Preferred Stock. Philips’ holdings represent a 28.3% interest in Corindus. For the six months ended June 30, 2013 and June 30, 2014, Corindus recorded revenues of $380 and $315, respectively, from shipments to Philips under the distribution agreement. At December 31, 2013, Philips owed Corindus $125 and owed nothing at June 30, 2014, resulting from selling activity under the agreement.

F-13

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (Continued)

Related-Party Transaction (continued)

Additionally, on June 14, 2010, Corindus loaned funds to certain Corindus stockholders for tax payments to be made to the Israel Tax Authority in connection with a tax ruling related to a reorganization that took place in 2008 and Corindus received non-interest bearing notes receivable, which documented such loans. Total amount of notes receivable issued is $145. One of these stockholders is also a Corindus employee.

The notes receivable are repayable upon the disposition of Corindus' common stock. Based on the tax ruling, the stockholders and Corindus entered into a trust agreement and the stockholders transferred their common stock for payment of Series A redeemable convertible preferred stock shares to a trustee to serve as collateral on the notes.

Recent Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09 – Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes most of the existing guidance on revenue recognition in Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In applying the revenue model to contracts within its scope, an entity will need to (i) identify the contract(s) with a customer (ii) identify the performance obligations in the contract (iii) determine the transaction price (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU No. 2014-09 is effective for public entities for annual and interim periods beginning after December 15, 2016. The ASU allows for either full retrospective adoption, where the standard is applied to all of the periods presented, or modified retrospective adoption, where the standard is applied only to the most current period presented in the financial statements. Corindus is currently assessing the impact of this standard to its consolidated financial statements.

3. Inventories

Corindus' inventories consist of the following:

	December 31, 2013	June 30, 2014
		(unaudited)
Raw material	$634	$889
Work in progress	—	383
Finished goods	1,830	547
Total inventories	$2,464	$1,819

F-14

Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

4. Long-Term Debt

On June 11, 2014, Corindus entered into a Loan and Security Agreement pursuant to which the lender agreed to make available to Corindus $10,000 in two separate $5,000 loans under secured promissory notes. The initial note was made on June 11, 2014 in an aggregate principal amount equal to $5,000 (the "Initial Promissory Note") and is repayable over a term of 27 months beginning on July 1, 2015, subsequent to a twelve month interest-only period beginning on July 1, 2014. The borrowing arrangement included the issuance to the lender of warrants to purchase 7,100 shares of Corindus' Series E redeemable convertible preferred stock ("Series E") at an exercise price of $35.21 per share.

The Initial Promissory Note bears interest at a rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Wall Street Journal Prime Rate, less 3.25%, and includes an additional interest payment of 2.5% of the loan amount due on October 1, 2017, which is accreted over the term of the loan. Pursuant to the Loan and Security Agreement, an additional $5,000 became available to Corindus through December 31, 2014 as a result of the completion of the $26,700 private placement discussed in Note 1. An event of default under the Loan and Security Agreement includes, but is not limited to, breach of covenants, insolvency, and occurrence of any default under any agreement or obligation of Corindus.

The Loan and Security Agreement also contains covenants which include certain restrictions with respect to subsequent indebtedness, liens, loans and investments, asset sales and share repurchases and other restricted payments, subject to certain exceptions. The Loan and Security Agreement also contains financial reporting obligations.

The fair value of the warrant issued to the lender was determined to be $230 at the date of issuance, and was recorded as a discount on the debt. The discount will be amortized as additional interest expense over the term of the debt. Borrowings outstanding, net of discounts, amounted to $4,687 at June 30, 2014.

Future principal payments under the borrowing arrangement as of June 30, 2014 are as follows:

Year ending December 31:
2014	$—
2015	1,111
2016	2,222
2017	1,667
$5,000

5. Redeemable Convertible Preferred Stock

At June 30, 2014, Corindus had authorized and issued Series A redeemable convertible preferred stock ("Series A"), Series B redeemable convertible preferred stock ("Series B"), Series C redeemable convertible preferred stock ("Series C"), Series D redeemable convertible preferred stock ("Series D"), Series D-1 ("Series D-1"), Series D-2 ("Series D-2"), and Series E (collectively, "Preferred Stock"); which are classified as temporary equity. As described in Note 1, all of the shares of Preferred Stock were converted into shares of common stock on August 12, 2014 in connection with the Acquisition.

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Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

5. Redeemable Convertible Preferred Stock (Continued)

Significant Terms of Preferred Series A, Series B, Series C, Series D, Series D-1, Series D-2 and Series E

The rights, preferences, privileges, and restrictions granted to, and imposed on, the Preferred Stock are as follows:

Voting Rights

Holders of Corindus Preferred Stock have the number of votes equal to the number of shares of all Corindus Common Stock into which their shares of Preferred Stock are convertible.

Dividend Provisions

The holders of shares of the Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, when, as and if declared by the Board of Directors, preferential dividends in the amount up to $12,000. These preferential dividends shall not be cumulative and the payment of such could be waived by the majority vote of both the holders of the Preferred Series A, B, C and E, voting as a single class, and Preferred Stock Series D voting as a single class. Any additional dividends (in excess of $12,000) shall be paid pro rata among all holders of Preferred and Common Stock when, as and if declared by the Board of Directors and shall not be cumulative.

Conversion

The holders of the Preferred Stock shall have conversion rights as follows:

At any time at the option of the holder, each share of Series A shall be convertible into Uncapped Common Stock, Series B and Series C shall be convertible into Capped Common Stock and Series D, D-1, D-2 and E shall be convertible into Ordinary Common Stock. Each such share of Preferred Stock shall be convertible into the number of shares of Common Stock as determined by dividing the applicable original issue price of the series by the applicable conversion price for such series. The original issue price is $35.21 for Series A, $35.21 for Series B, $13.24 for Series C, $21.15 for Series D, $28.88 for Series D-1, $31.10 for Series D-2 and $31.84 for Series E. The conversion price will be subject to adjustment in the event of stock splits, stock dividends, and combinations. In addition, each share of Preferred Stock will automatically convert into Common Stock (in accordance with the first sentence hereof) upon the completion of a public stock offering involving aggregate proceeds of at least $50,000 or at the election of a majority of both the holders of the Preferred Series A, B, C and E, voting as a single class; and Preferred Stock Series D voting as a single class. Conversion prices are subject to adjustment in the event of certain dilutive stock issuances. At December 31, 2013 and June 30, 2014, all shares of preferred stock are convertible to Common Stock on a 1-for-1 basis, except for shares of Series A Preferred Stock, which convert on a 1.0255 for 1 basis.

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Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

5. Redeemable Convertible Preferred Stock (Continued)

Liquidation Preference

In the event of any liquidation, dissolution or winding up of Corindus, whether voluntary or involuntary, the assets of Corindus legally available for distribution to its stockholders shall be distributed in the following order of priority:

1.	First, the holders of Preferred Stock Series C, Series D, Series D-1, Series D-2 and Series E shall be entitled to receive on a pari passu basis an amount equal to one and a half times the respective original issue price, plus any dividends declared but not yet paid.

2.	If preferential dividends were paid to the holders of Preferred Stock within the six months preceding the liquidation, then that same amount shall first be paid to the holders of Series A, Series B and Common Stock.
3.	If any proceeds remain, distribution shall be paid pro rata to the holders of Series A, Series B, and Common Stock, as if converted.
4.	Notwithstanding the above, in the event the holders of Series B and Series C converted into Capped Common Stock, 10% of the aggregate proceeds payable to the Capped Common Stock in excess of $209.51 per share shall be distributed to the holders of Uncapped Common Stock.

A liquidation event includes the sale of substantially all of the assets of Corindus, dissolutions or liquidation, and consummation of a merger or consolidation in which the former Corindus shareholders hold less than 50% of the voting power of the surviving or acquiring entity.

Redemption

On or after January 21, 2016, upon the written request of a majority of the Series D, Corindus shall redeem all outstanding shares of the Series D, D-1 and D-2 Preferred Stock as long as Corindus has funds legally available to do so. The holders must be paid a sum per share equal to (a) the original issue price for such shares which is $18,000, plus (b) an amount equal to all declared but unpaid dividends. As of December 31, 2013 and June 30, 2014, there were no declared but unpaid dividends. The redemption may be repaid in three tranches (the second and third tranches to bear 8% interest per annum).

Corindus is accreting Series D, Series D-1, and Series D-2 to their redemption value over the period from the date of issuance to January 21, 2016, such that the carrying amounts of the securities will equal the redemption amounts at the earliest redemption date.

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Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

5. Redeemable Convertible Preferred Stock (Continued)

The Series A, Series B, Series C, and Series E Preferred Stock are only redeemable upon a deemed liquidation event. Corindus believes that it is not probable at this time that a deemed liquidation event will occur. Accordingly, Corindus will record the Series A, Series B, Series C, and Series E Preferred Shares at fair value and will not adjust the initial carrying amount unless it becomes probable that the security will become redeemable.

The following table summarizes the value of each class of Preferred Stock.

	December 31, 2013	June 30, 2014
		(unaudited)
Series A redeemable convertible preferred stock; 155,248 shares authorized; 150,407 shares issued and outstanding at December 31, 2013 and June 30, 2014 (no preference in liquidation and redemption value of $4,226 at December 31, 2013 and June 30, 2014)	$4,062	$4,062
Series B redeemable convertible preferred stock; 367,895 shares authorized, issued and outstanding at December 31, 2013 and June 30, 2014 (no preference in liquidation and redemption value of $12,954 at December 31, 2013 and June 30, 2014)	12,576	12,576
Series C redeemable convertible preferred stock; 680,023 shares authorized, issued and outstanding at December 31, 2013 and June 30, 2014 (liquidation preference of $13,505 at December 31, 2013 and June 30, 2014 and redemption value of $9,003 at December 31, 2013 and June 30, 2014)	8,687	8,687
Series D redeemable convertible redeemable preferred stock; 901,260 shares authorized; 712,148 shares issued and outstanding at December 31, 2013 and June 30, 2014 (liquidation preference of $27,000 at December 31, 2013 and June 30, 2014 and redemption value of $18,000 at December 31, 2013 and June 30, 2014)	16,606	16,922
Series E redeemable convertible preferred stock; 942,174 shares authorized, 897,185 shares issued and outstanding at December 31, 2013 and June 30, 2014 (liquidation preference of $42,851 at December 31, 2013 and June 30, 2014 and redemption value of $28,568 at December 31, 2013 and June 30, 2014)	28,451	28,451
Total redeemable convertible preferred stock	$70,382	$70,698

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Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

6. Warrant Liability

Corindus estimates the fair value of these warrants using the Black-Scholes option pricing model based on the estimated market value of the underlying redeemable convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, expected dividends and expected volatility of the price of the underlying redeemable convertible preferred stock.

The warrant liability was measured at fair value on a recurring basis and has inputs categorized as Level 3 in the fair value hierarchy. Significant changes in the identified unobservable inputs used in the fair value measurements of the redeemable convertible preferred stock would result in a significantly different fair value measurement of the warrant liability.

Corindus revalued the outstanding warrants on December 31, 2013 and June 30, 2014 using the following assumptions:

	December 31, 2013	June 30, 2014
		(unaudited)
Risk-free interest rate	1.18%	1.0%
Dividend yield	0.0	0.0
Expected volatility	80%	50.0%
Expected term (years)	3.83	3.5

The table below sets forth a summary of changes in the fair value of Corindus' Level 3 liability (warrant) the six months ended June 30, 2014:

Balance at December 31, 2013	$3,152
Issuance of warrants to lender	230
Gain on reevaluation of warrants	(463)
Balance at June 30, 2014	$2,919

7. Commitments and Contingencies

Corindus leases office space in Waltham, Massachusetts under an operating lease. Total rent expense was $305 and $276 for the six months ended June 30, 2013 and June 30, 2014, respectively. At June 30, 2014, Corindus' future minimum lease payments are indicated below:

Total Lease Payments
Year ending December 31:
2014 (six months)	$274
2015	560
2016	573
2017	586
2018	49
Thereafter	—
Total	$2,042

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Corindus, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

8. Net Loss per Share

Historical Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the sum of the weighted average number of common shares outstanding during the period and, if dilutive, the weighted average number of potential shares of common stock, including the assumed exercise of stock options. Corindus applied the two-class method to calculate its basic and diluted net loss per share available to common stockholders, as its redeemable convertible preferred stock and common stock are participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. However, the two-class method does not impact the net loss per share of common stock as Corindus was in a net loss position for each of the periods presented and preferred stockholders do not participate in losses.

The calculations of shares used to compute basic and diluted net loss per share are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)
Numerator:
Net loss	$(3,136)	$(5,710)	$(6,222)	$(9,544)
Accretion of preferred stock to
redemption value	(146)	(160)	(289)	(316)
Net loss attributed to common
shareholder	(3,282)	(5,870)	$(6,511)	$(9,860)

Denominator
Weighted-average ordinary shares
outstanding – basic and diluted	122,667	122,669	122,667	122,669

Net loss per share applicable to common
shareholders – basic and diluted	$(26.76)	$(47.85)	$(53.08)	$(80.38)

The following common stock equivalents were excluded from the calculation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)

Options to purchase common shares	334,336	361,832	334,336	361,832
Preferred share warrants	194,078	201,178	194,078	201,178
Convertible preferred shares (as converted)	2,811,499	2,811,499	2,811,499	2,811499

9. Restructuring Charge

During 2014, Corindus initiated reductions in workforce to control costs while it pursued new financing alternatives. During the three and six months ended June 30, 2014, Corindus recorded $82 and $175 in restructuring charges for severance and related costs.

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